UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 ______________________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 3, 2009

COGENCO INTERNATIONAL INC.

(Name of registrant as specified in its charter)

Colorado	2-87052-D	84-0194754
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

6400 South Fiddler’s Green Circle, Suite 1840 Greenwood Village, CO Address of principal executive offices

303-758-1357 Telephone number, including Area code Not applicable Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by checkmark whether registrant is a shell company as defined in Rule 12b-2 of the Exchange Act: Yes XX No ___

Item 8.01 Other Events

     As described in previous reports filed with the Securities and Exchange on April 28, 2009, and as amended thereafter, Cogenco International Inc. (“Cogenco”) entered into an agreement (as amended, the “SPA”) pursuant to which a single European investor agreed to make a significant investment in Cogenco. See the disclosure contained in the following reports: Form 8-K filed on April 29, 2009; a Form 8-K filed on June 19, 2009; a Form 8-K filed on June 30, 2009; and Annual Report on Form 10-K filed on July 10, 2009.

     As previously reported, the SPA provides that the investor is obligated to purchase 540,000 shares of Cogenco common stock at $5.00 per share for a total investment of $2,700,000 and that investor agreed to pay the total purchase price for the shares as follows:

(i)	a minimum payment of $250,000 was due on or before June 30, 2009; and
(ii)	the remaining unpaid balance of the total purchase price was due on or before July 31, 2009.

     As part of this anticipated transaction Cogenco deposited a certificate representing 540,000 shares of Cogenco common stock with a third party European escrow agent. Cogenco was obligated to direct the escrow agent to deliver the shares to the investor upon receipt of full payment.

     In June of 2009 Cogenco instructed the investor to pay the first installment of €250,000 (approximately USD $351,000) directly to Genesis Capital Management, Ltd. (“GCM”) as a loan to GCM. Therefore, Cogenco did not expect to receive any of the funds from the initial payment installment as such funds were to be received directly by GCM. On June 23, 2009, Cogenco received a statement that indicated that €2,000,000 were held in a trust account, and later received (on June 25, 2009) an e-mail notification that the €250,000 wire had been properly sent. However, on July 31, 2009 Cogenco was informed by GCM that the sum of €250,000 had not yet been received. Furthermore, Cogenco has not received the balance of the funds due under the SPA which were to be delivered to no later than July 31, 2009.

     Because Cogenco believed that the first installment payment under the SPA was made, it publicly disclosed an obligation to deliver the investor the initial tranche of 69,200 shares of common stock. However, as of the date of this Form 8-K none of the shares of Cogenco common stock deposited with the third party escrow agent have been released and/or delivered to the investor. The shares will not be delivered to the investor unless and until the consideration for the shares is paid. If the transaction is not completed the 540,000 shares of common stock will be returned to Cogenco.

     Cogenco is continuing discussions with the investor and his representatives in Europe, and based on those discussions expects (but cannot assure) that the initial €250,000 (approximately USD $351,000) will be paid by the investor on or about August

10, 2009. Should the investor not make this payment, or later fulfill his obligation to purchase the 540,000 shares of Cogenco common stock, Cogenco may consider taking actions to enforce the SPA or pursue other legal remedies. Cogenco and the investor may later agree to formally amend certain provisions of the SPA (or waive certain provisions), including the dates by which payments are due. Cogenco cannot offer any assurance that it will ultimately receive the funds from the investor.

     If the funds are received from the investor Cogenco expects to use a significant portion of those funds to continue to explore and further certain business opportunities with GCM and its affiliates. Although to date Cogenco has not received any funds as contemplated by the SPA it has continued to work with CGM and its affiliates towards the business opportunities described in Cogenco’s Annual Report on Form 10-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 6th day of August 2009.

Cogenco International, Inc.

By:_/s/ David W. Brenman
David W. Brenman
President